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                                                                       Exhibit 5

                              DEWEY BALLANTINE LLP

                          1301 Avenue of the Americas
                              New York 10019-6092
                       TEL 212 259-8000 FAX 212 259-6333

                                  June 15, 1998

Chicago Title Corporation
171 North Clark Street
Chicago, Illinois 60601

            Re: Registration Statement on Form S-8 Filed with the Securities and
                Exchange Commission on June 15, 1998

Gentlemen:

            We are acting as counsel for Chicago Title Corporation, a Delaware corporation ("Chicago Title"), in connection with the registration by Chicago Title under the Securities Act of 1933, as amended (the "Act"), of 2,230,000 shares of common stock, par value $1.00 per share (the "Shares"), to be offered pursuant to the Chicago Title Corporation 1998 Long-Term Incentive Plan (the "1998 Plan") under the Registration Statement on Form S-8 filed with the Securities and Exchange Commission (the "Registration Statement").

            We are familiar with the proceedings of Chicago Title relating to the authorization and issuance of the Shares. In addition, we have made such further examinations of law and fact as we have deemed appropriate in connection with the opinion hereinafter set forth. We express no opinion as to the law of any jurisdiction other than the laws of the State of New York and the corporate laws of the State of Delaware.

            Based upon the foregoing, we are of the opinion that the Shares to be offered pursuant to the 1998 Plan have been duly authorized and, when issued in accordance with the resolutions of the Board of Directors of Chicago Title authorizing such issuance, will be validly issued, fully paid and nonassessable.
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Chicago Title Corporation
June 15, 1998
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            We hereby consent to the filing of this opinion as an exhibit to the
Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act, or under the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,


                                    /s/ Dewey Ballantine LLP